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                          October 17, 1997

SAFECO CORPORATION
4333 Brooklyn Avenue N.E.
Seattle, WA 98185

  RE: $200,000,000 6-7/8% NOTES DUE JULY 15, 2007


Ladies and Gentlemen:

     We have acted as counsel to SAFECO Corporation, a Washington Corporation (the "Corporation"), in connection with an offer by the Corporation pursuant
to a Registration Statement on Form S-4 (Registration No. 333-     ) filed
with the Securities and Exchange Commission on October 17, 1997 and the Prospectus contained therein (together with amendments thereto, the "Registration Statement") to exchange up to $200 million in aggregate principal amount of its 6-7/8% Notes due July 15, 2007 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Act"), for a like principal amount of its outstanding 6-7/8% Notes due July 15, 2007 (the "Original Notes"), which have not been registered under the Act. Capitalized terms used herein without definition have the respective meaning specified in the Registration Statement.

     In connection with this opinion, we have examined the Registration Statement and such other documents as we have deemed necessary.

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SAFECO Corporation
October 17, 1997
Page 2

     Furthermore, we have relied upon certain statements and representations made by officers of the Corporation and others. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

     In rendering our opinion, we have participated in the preparation of the Registration Statement. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above and the statements and representations made by officers of the Corporation and others. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We also have assumed that the transactions related to the issuance of the Original Notes and the Exchange Notes will be consummated in the manner contemplated by the Registration Statement and that the Corporation and the holders of the Original Notes and the Exchange Notes will treat the Original Notes and the Exchange Notes for federal income tax purposes as debt instruments.

     In rendering our opinion, we have considered the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, judicial decisions and Internal Revenue Service rulings, all as in effect on the date hereof and all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions.

     Based upon and subject to the foregoing, and subject to the discussion set forth in the Registration Statement under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," we are of the opinion that, although the discussion set forth in the Registration Statement under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" does not purport to discuss all possible United States federal income tax consequences of the exchange, ownership and disposition of the Exchange Notes, such discussion constitutes, in all material respects, a

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SAFECO Corporation
October 17, 1997
Page 3

fair and accurate summary of the United States federal income tax consequences of the exchange of the Original Notes for the Exchange Notes under current law.

     Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the issuance of the Original Notes or the Exchange Notes or any transaction related to or contemplated by such issuance. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit to being in the category of persons whose consent is required under Section 7 of the Act. We disclaim any undertaking to advise you of any subsequent changes of the facts or assumed herein or any subsequent changes in applicable law.

                                          Very truly yours,

                                          /s/ PERKINS COIE
                                          PERKINS COIE